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                                                                    Exhibit 99.1

             Schlumberger Limited Breakfast Presentation to Analysts
                `Enabling the Promise of the Digital Enterprise'
                                  July 23, 2002
                                  7:15 a.m. ET

Speakers:
Christian Lange, Director of Investor Relations
Euan Baird, Chairman and Chief Executive Officer
Xavier Flinois, President Network & Infrastructure Solutions

Euan Baird, Chairman & CEO: Ladies and gentlemen, good morning. Any of you who know me well enough will know that this was not my idea to have something at 7:15 in the morning. So I apologize for that but there is some reason about not keeping the Europeans out of their beds so this is to give everybody the maximum amount of information.

So there are two basic reasons for this sort of session. One is that having given you fairly comprehensive information about the quarter last week and the frequently asked questions, and you've had the weekend to absorb it, we thought you might find it useful to come with any questions that you may have on what's going on in our industry, and secondly, we think it's a good occasion to give you some focus and insight into some of the parts of the business that are going to be particularly important for us in the future. Today's session is focused on Network & Infrastructure Solutions, which is an interesting development because it is the first concrete example of the synergies that exist and will be developed between Schlumberger and Sema and the NIS group, in fact, is composed of 50 percent activities coming from Schlumberger and 50 percent coming from Sema. So this is - it's just to give you a taste of the sorts of things that will go on in Schlumberger over the next few years as we continue to integrate the skill sets that we bought when we bought Sema.

Xavier Flinois is going to make that presentation. He has been with the company 17 years. In fact he told me last night he started in Japan. He has been in our technology group all that time and was appointed the head of Schlumberger Network Solutions when it was created in October 1999.

So without more ado, I will hand you over to Xavier.

Xavier Flinois:  Thank you Euan.  Good morning.

Oilfield Services, since its inception, has always been an early, if not a first adopter of key IT technologies. You will see in a video that I'll play for you in a second, Oilfield Services has used, network, security and computing technologies to change the dynamics of its key and core processes and work flows.

Now, in 1995, we started through the creation of Omnes, a joint venture with Cable and Wireless, to leverage the reputation of Schlumberger to keep customer data secure and to provide these core IT infrastructure services to the customers so that we could enable them, like Schlumberger, to become a digital enterprise.

So this activity serves all of Schlumberger Oilfield Services customers and SchlumbergerSema customers. It's over $1 billion today, as you will see in the presentation, and as you know, it has experienced accelerated growth when we've been working with our oil and gas customers in the past quarters.

So what I suggest is first of all to show you a video that demonstrates the history of IT technology by Schlumberger up to today and then I'll present you the business proposition and offering. So let's start with the video.


(BEGIN VIDEOTAPE)

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In 1927 Schlumberger engineers ran the first electronically generated map to locate oil reserves creating a new standard and transforming how an entire industry approached business. This innovation and information and knowledge reduced risk for clients while simultaneously creating competitive advantage.

By 1952, when tube ribbon computers took up entire rooms and were consigned for use by universities and governments, Schlumberger was there having rigged field trucks to capture data for later computer analysis.

By the mid-'70s Schlumberger took another leap forward obtaining three-dimensional seismic data and running thousands of models on the massive parallel processing of Cray super computers, then advancing to four-dimensional seismic data by the mid-'80s. Once again exploring the frontier of computing algorithms.

In 1979 when public key technology, PKI, was in its infancy, Schlumberger developed the first memory card prototype. Within a year, Schlumberger received the very first SmartCard patent, pioneering security for distributed computing environments. Furthering security advancements, Schlumberger was the first to deliver the Java-based SIM card for wireless devices.

In 1981, 12 years before the White House went online and 14 years before the Vatican did the same, Schlumberger was among the first companies to establish international e-mail links.

Then in 1983, Schlumberger was the first company to employ Arpanet, the predecessor to the World Wide Web and only two years later, Schlumberger made communication and data transmission via satellite more efficient by working with Hughes Aerospace to co-develop the first VSAT terminal. That same year, 1985, Schlumberger rolled out the second largest global corporate network, SINET.

In 1991, one year after the World Wide Web went live, Schlumberger became Cisco's first large account, converting SINET to TCP/IP for Internet compatibility in 1992. In 1994 Schlumberger acquired the first corporate license from the newly founded Netscape.

Today, Schlumberger is a worldwide leader in connectivity with one of the top four truly global TCP/IP networks, among the first to upgrade to MPLS and to provide bandwidth on-demand. Additionally, Schlumberger provides connectivity to remote locations through more satellite teleports than any other communication supplier. Schlumberger has deployed security technology to protect facilities and networks for four of the top five major oil and gas companies.

One hundred sixty-five enterprises in 90 countries use Schlumberger's SIM cards and related technology and through 2008, Schlumberger holds the largest IT contract ever awarded for an international sporting event, providing systems integration, networking and data security.

With this 75-year legacy of advancements and technology driven service, Schlumberger's uniquely capable of enabling client's critical business strategies with proven information solutions. The Schlumberger DeXa suite of services brings a complete set of core IT infrastructure solutions to clients who believe that experience does make a difference. DeXa Net and DeXa Mobile connect decision makers and experts to data and applications in realtime anywhere in the world. DeXa Touch and DeXa Host provide strategic sourcing solutions to support the computing infrastructure of the enterprise. DeXaBadge and DeXa Port protect corporate knowledge and critical applications by creating secure access to networks, data systems and facilities. The DeXa suite of services from Schlumberger, enabling the promise of a digital enterprise.

(END VIDEOTAPE).


Xavier Flinois, President, NIS: What the video shows is that since 1927, computing, networks and security have been an integral part of the Oilfield Services processes.

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So what I'd like to start is to, first of all, give an explanation of the various roles that you have in IT services and explain exactly where the DeXa suite of services, which is the name of the service we are providing, takes place.

So if you take a company, the first thing we will do is to start out with a business strategy, which is typically done by the company themselves or with the help of a consultant such as people like McKinsey.

Then when the strategy's done and IT has to come into play, the game consists in identifying the key processes and workflows, like I described for Schlumberger, and understanding how IT can change the dynamics of those work flows. So there is an exercise that is done by process architects and IT consultants that are helping to transform the business strategy into an IT problem.

Then when the architecture is done there is a choice of pieces of software and creating a system to actually automate those processes and work flows. This job is what SchlumbergerSema's core competency is actually in. This is all the systems and application integration. So you end up with a system that has to sit on a very solid and reliable infrastructure that's held the network, all the computers and the services that go around it, and this is the infrastructure arena, which is exactly what NIS is doing through DeXa suite of services. So this is what we're going to talk about.

So where are we coming from? We really have two key differentiating origins compared to other competitors. The first one is, we have an oil field services background. So the oil field service background gives experts everywhere the customers are. So the engineers in Lagos or Caracas can provide the same quality and technicality that you can find when you are in New York, Houston or London. It also provides opportunity to the customer and presence around the world.

We also have the other part, which is the network fabric. You know this whole thing started with the Schlumberger network, and the network fabric provides this ability to provide global processes. You can have a problem in Indonesia that has to be dealt with the customer in Houston, you have to be able to coordinate the service and this network origin is actually a major element for us.

So what we've done, is by focusing very clearly on the technology that is needed for specific customers and developing technical consultants, we've been able to generate the type of growth that you've seen in the past quarters.

Now the other element that we have is, of course, the relationship with our customers through Oilfield Services or SchlumbergerSema. Now what you have on the slide here is the map of the network. So it started as an internal facility and we transformed it over time as a commercial capability that we have expanded dramatically since Omnes, a joint venture with Cable and Wireless. If you take, for instance, the example of remote connectivity, which is the ability to connect our oil and gas customers to the frontier, we've been able to deploy a global infrastructure that is actually providing a global coverage for those customers.

So the customer relationship again is through the Oilfield Services part of Schlumberger or from the other vertical segments that SchlumbergerSema's focusing on. Both parts, Oilfield Services and SchlumbergerSema have their own infrastructure activities: Network Solutions, of course for Oilfield Services and the Managed Services parts of SchlumbergerSema. So we've put those pieces together. Actually 50/50 came from each side, and we're going to the market through the relationship of OFS and SchlumbergerSema with what we do, which is the suite of services that we call DeXa.

What I'm going to do now is to go through the various pieces of the suite of DeXa and give you client examples to explain what we're doing.

So I've taken an example of a customer where Schlumberger has a long relationship and this is a type of client that has problems that are exactly the ones that we're trying to attack. So Petronas is an oil company in Asia. They have a very aggressive plan to expand outside of their home base and their strategy is to have

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a pretty limited physical footprint in the places where they intend to expand.
What they want to do is to use partners and IT technology to make sure information can come back where they have management presence, which is in the Towers in Kuala Lumpur, and take the appropriate decisions from there.

So what do they need? If you start from the well site, the first thing they need is to remotely manage the data that are going around the world. So they need to bring in automatically the data from the well to operations and locations and then send the data to a data management center, if you want, to mega data centers where they actually validate the data to make sure that what they received was appropriate.

Then when those data are validated they are sent to interpretation teams that are interpreting these data and then the result can actually be provided on a global basis wherever the Petronas people may be traveling to and, of course operator's partners and local authorities. So there is a need in a very secure way to actually interact with all the partners. Again, security is the key element because the data are all over this connected world of the customer and secure access is of prime importance.

So, historically, Schlumberger has been participating through GeoQuest and SIS Information Solutions to provide the software like Finder for this validation or GeoFrame and Eclipse for the interpretation arena.

Now since Sema was acquired, we're able to go to the management of a customer and deal with information systems and now you have a complete set of applications that we can work with the customers.

Now as I described in the beginning all of these systems have to sit on a very structured infrastructure and this is where the DeXa suite of services comes in. So the first element is the network, all this connectivity -- this is what we call DeXa Net. It includes wide area environment but also all the frontier connectivity to the well site and what we call the partnering network. A very spectacular example of one is actually in Aberdeen in Scotland where all the industry is actually connected to Schlumberger in a system that provides local secure connectivity.

I talked about hosting the data. This is what we do through DeXa Host, providing data centers and applications in a reliable way. All the distributed teams have to be supported wherever they are in a coherent way. This is what we call DeXa Touch, which is all the desktop and LAN outsourcing capabilities, very simple in one place - it is more complicated when you are in frontier locations, and last but not least, all the security aspects and this is where our DeXa Badge offering is coming in to play.

So if you take an opportunity like the business of Petronas, you see that these are the applications that historically (with GeoQuest), and more recently with Sema we have been able to present to the customer. All of this is sitting on an infrastructure that is serviced through the DeXa suite of services.

So let me take them one-by-one and give you a little bit more detail.

The first one is DeXa Net. DeXa Net is the integration of various connectivity services, the most important of which is probably everything that has to do with frontier connectivity. What we have here is a global infrastructure that is completely mapped in the beginning to the E&Ps. To my knowledge this is absolutely unique and it also had the latest technology for broadband communication. We are one of the first ones to have used what's called the MPLS technology that allows something quite attractive, which is to only buy the bandwidth that you use instead of having a fixed network that can be quite expensive.

In the past years most of what we've been doing in this DeXa Net environment is to provide local services in the various oil patches. So our focus now is to actually take all of these pieces and provide complete connectivity solutions to the various customers we have now that we have the global system up and running.

The second one is security. So in security, a good way to look at it is if you think about a country, right? A country has a border and a country two sides of attack. One is for people coming from outside, the whole external threat. Second piece is whatever is coming from inside. So in IT is exactly the same thing. You take the company and you have a perimeter and there is one type of security, which is the perimeter defense

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and there is a second one, which is becoming actually more and more the key focus for a customer, which is the internal defense. In the case of internal defense it is to some extent is a little bit simpler because you know everybody. So the game consists in giving identification to everybody and giving access only to the data and information that each individual is supposed to be entitled to.

Now all of you probably have tons of passwords. The many passwords you have are actually a proof of the complexity linked to managing all these internal defense things. So the DeXaBadge offering is basically trying to only give you one password and providing the system behind that allows you to actually manage all this internal security. What is very different in the case of the Schlumberger offering is that we brought all of this into one SmartCard that allows access to both physical assets and all the networking resources. This has been extremely successful. Many of the biggest oil and gas customers are actually in project today. We also have a very good success in defense, in some police forces around the world and pharmaceutical companies. This is really a solution today that is addressing the need of internal defense and security.

The focus is quite simple; it's all about growth. We have a list of all of the oil and gas customers of Schlumberger Oilfield Services. Essential 200 as you can see on this slide, is a list of the 200 top SchlumbergerSema customers and we just have a systematic approach to push the offering to each of these people.

The future is all in security administration. This is very new technology as is seen a mature customer will eventually outsource the administration of security and all our work is going towards that direction.

An interesting example is we have a major integrated oil and gas operator that has been through a recent acquisition. The customer is using DeXa Badge to consolidate security with a merged entity and very interestingly the user badge as a communication device to show that the company now is one. This is actually rolled out on a worldwide basis to tens of thousands of users. It's actually quite successful.

The next two offerings, which are called DeXaTouch and DeXa Badge are about the servicing of your computing infrastructure. So they're really two parts. The first part, which is what DeXa Touch is covering everything that is related to what we call distributed resources, the PC, your local area network, your print servers, all the things that are in the various offices and here what is very different with what Schlumberger's doing is we are putting together a service where we could make a deal with the customer, say in New York, commit to an even level of service on a global basis, and when we mean global we mean to the most frontier location and actually deliver the service in an even way. Many people actually are able to provide you with support in a building or in a city. To my knowledge very few, if any, are able to go to all the frontier locations where customers are.

So for instance there is a lot of oil in Africa, most of the key IT providers don't do Africa. If you are an oil and gas operator and you want to do Africa and you want to have an organized IT service then a very good place to go is to the DeXa Touch offering.

So all of our focus here is to go towards a utility model where customers can buy the service like they get the electricity and to provide a similar service to the frontier. For this, a very major element is to have a good infrastructure, that is, especially all the remote capability with service desk and that this is up and running today with a global help desk and processes.

The second example here I have is Conoco that has been quite well publicized. Conoco has a very aggressive program called the IT Breakthrough. What they wanted to do is have on a global business, the same process, the same technology and the same way the service would be supported. So they went into an IT outsourcing set up and they contracted Schlumberger and the DeXaTouch capability in a $300 million contract to actually do this and today - we're actually well advanced into the deployment of the solution and the customer is exactly getting what they were expecting to receive from this solution.

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So the next part of the computing is now another distributed piece but all the centralized pieces, right, the data center is where you keep your mission critical applications and all your data. So here we have a very interesting input from both Oilfield Services, which has been quite successful in providing data management services for oil and gas customers, and SchlumbergerSema who has been supporting the customers with data center outsourcing, especially in Europe and Asia.

So by putting these pieces together, and of course getting the right level of consolidation and rationalization we are deploying today a service that is, again, going to be available on the global basis which is going to provide in places like storage a very interesting complement to the rest of the DeXa suite of services.

The major focus today is to actually deploy this service and actually get the applications that we are selling through Oilfield Services and SchlumbergerSema consolidated into those data centers.

That gives you a description of the DeXa Host. An interesting example is one of our major Telco customers in Europe. The Telcos there, actually are going up and down, but they have to manage the change in subscriber volume that either is coming through internal growth or acquisition. What they want is to have absolute continuity of the two most mission critical applications which are the CRM and the billing. This telco actually, basically let SchlumbergerSema manage its entire infrastructure providing them with all the flexibility that is needed to almost insure them against the variations of business that they have.

Of course they have a side effect which is the IT efficiency, between here the objective is to get continuity in the activity- so that's exactly what DeXa is providing them with.

So let's go for a second on competitors before I go to customers. I used the traffic light, red is when we are head to head with the competitor which means it is difficult for us and green means we are good to go. So the first thing is the various offerings right? And in the vertical columns the type of competitors we have. So of course when we talk about connectivity we face a lot of the Telcos and actually when customers only want a network they very often go to a Telco. Now if the customer wants to control their network because they want to deploy applications, and they want to have somebody staying with them so that the complete program is rolled out -- telcos just don't cut it because they don't understand systems integration and application and then we have a very interesting, very interesting story that's actually quite compelling.

So the same thing applies as I take the second column. It's very difficult today to fight against an IBM or EDS on major contracts. Now if you start to have internal defense today, the DeXa Badge offering is actually a very strong proposition. And we fight very efficiently against those people. And so forth as you can see on the slide here. Now you have got all the elements that are a little bit softer. For instance, if I take the presence, many of the competitors today are present in multiple continents. Almost nobody goes to remote locations. So we have, as you go through the map here, some very clear differentiators that are linked to a target customer. And we use those differentiators as the element to actually get the customer to come to us. So the key ones of course what we're doing with the aspect connectivity. Of course what we are doing with the DeXa Badge and the presence in oil and gas. Actually these are the elements that have actually fueled the growth that we have in the past quarters.

I've got a little description here of customers - you will appreciate there are some numbers here. So what is quite interesting is we have taken the top 30 customers of Schlumberger in IT services. So, not just in NIS, but the whole IT services, including SchlumbergerSema and even the SIS parts of Oilfield services.

So this is telling you several things. Number one, oil and gas is a very major focus for Schlumberger already, in terms of IT, and there is significant business. Actually, if in telecom you remove the part that is linked to volume products, smart cards in particular, the single biggest IT service vertical for Schlumberger is already oil and gas.

The second thing is, when you look at the list of customers, all the blue chip customers are there already. And I've given an estimate of the type of business we're going to have with this crowd this year, which is

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north of $300 million. And if you divide by eight, you find that the presence we have with these people is already significant.

Now, when you look at the - at the bottom you have the estimated IT budget for these companies in one year. And you just - if you stick with those customers, there is a tremendous volume of IT that is spent. And even if the market is, you know, maybe a little bit depressed, and the market goes down 20 percent, we are still playing with huge numbers.

You have on the top price an indication of the global market that we can actually address, both for Schlumberger and for the DeXa suite - again, we're playing with absolutely huge figures, and that is actually quite interesting.

So the last slide is an indication of the type of growth we've had. So we started in `95 to be commercial with accretion of the joint venture with Cable & Wireless and Omnes. We then had a phase - the scale is here - again, the first part is from `95 through `99. Then we had a phase with Schlumberger Network Solutions, focusing a lot on the oil and gas, where we experienced, actually, very fast growth.

And we recently merged the activity with the SchlumbergerSema equivalent business. And between 2000 and 2002, there's of course, a part of it that is linked to the continuous growth of SNS, of course, half is with the addition of the managed services of SchlumbergerSema.

Now, going forward, the business has no reason not to continue to grow north of 20 percent, as long as we focus on the customers and we deploy the focused offering that we have today. Thank you.

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QUESTION & ANSWERS

Christian Lange, Director of IR: We've got about half an hour or so for a Q&A session, and before asking a question, if I could just ask you, please, to use a microphone. This event is being Webcast, and therefore we need to have the clarity.

If you'd also please state your name and the company you're with, and if at all possible, limit to one question, and we can circle back around as time permits.

JOHN DOWD, SANFORD BERNSTEIN & COMPANY: I just wanted to focus on the last two slides. If I add up the revenue from the top 30 customers, it's greater than the 2002 revenues. How do I reconcile that?

Xavier Flinois, President NIS: OK. So, the slide before that is for all of Schlumberger's IT services. That includes NIS, but also, the SchlumbergerSema system integration and consulting activity as well as the Schlumberger Information Solutions part of Oilfield Services.

So that's, you know, the actual pie is much bigger. It's all the IT services of Schlumberger, and that's for the distribution for the customers.

JOHN DOWD, SANFORD BERNSTEIN & COMPANY: And what would be a total revenue number for all of the IT services?

Xavier Flinois, President, NIS: Well, you have the figures for SchlumbergerSema.

ARVIND SANGER, DEUTSCHE BANC SECURITIES:
Just trying to - I must admit that I am still not very clear on where the line is drawn between SchlumbergerSema and NIS. And what are the real synergies? Obviously, you took in $500 million of those revenues and incorporated it in forming NIS.

But where are the synergies happening? If you could, you know, maybe use an example to help at least me understand better, and I'm not sure if other people are, you know, as clear about it.

Xavier Flinois, President NIS: So I can take example of for instance in the U.K. where we have quite a strong activity right now. We have been able to deploy some of the DeXa offerings, especially the DeXa.Badge, to a set of customers that are absolutely not oil and gas, actually in a very successful way.

And in a situation that is quite competitive in Europe, this offering actually providing the differentiations that allow us to stay with the customer. So that's a typical example that we have.

TERRY DARLING, GOLDMAN SACHS:
Euan, can you update us on the roadmap for improved profitability at Sema overall? We're seeing a pickup in smart card profitability. That's obviously a positive.

Where do we go with cost savings from here? And do we still think the 10 percent target exiting `03 is achievable?

Euan Baird, Chairman & Chairman: Well, I think that the situation in SchlumbergerSema today compared with a year ago when we made those predictions has deteriorated.

There are two reasons for that. One is the telecoms, which had been predicted to improve in 2003. I think people are in such a pessimistic mood that they're not sure of that anymore.

And secondly, the Enron fallout for our utilities business, in other words, anything that smacks of deregulation and the sorts of competitive market that our offering, to a large extent depends upon, have been delayed.

So there are two factors, which we have certainly taken into account. And therefore, it's clear that the cost synergies that we have taken out, which are somewhat more than we said we were going to do, are not enough. And we are going through a second round of cost cutting.

Secondly, we are in the process of putting together a new plan for 2003, which will incorporate the new environment, plus the fact that we now understand a lot better what we have in Sema, and what we really need going forward.

And so, this plan will be submitted to the board towards the end of the year. And then I think we'll be able to communicate to you exactly what we're doing.

And I think you should look at - the way forward is very similar to the Camco acquisition, where what we bought in Camco was really the production capability and culture, actually. And what we bought with Sema is - was the systems integration culture.

And as we went forward with Camco, we used opportunistically ways of taking care of the bits that we didn't really need. And we will do the same going forward with SchlumbergerSema. It's clear to you that the first thing we had to do in the first year was to consolidate the whole thing. And the next process is to look at exactly what we need. So this will take, you know - first of all we need a clear plan, and then we need to implement that plan, I would say, to the best of everybody, because it doesn't have to be done quickly.

KEN SILL, CSFB: You know, kind of follow on Terry's question, but bring it back more to, you know, what we were talking about this morning. Got a pretty good feel for the revenues, and it seems like this is, you know, a tangible area where you can see some of the benefits of integrating Sema with, you know, Schlumberger's technology in the oil patch.

I haven't seen much show up in the margins. Obviously Network Solutions did better this quarter than it's done in a while. You know, how - what kind of margins are you looking at, and is there a spread between the margins between either the actual DeXa Net, DeXa Touch versus the security in the badge parts, and how - you know, with this 20 percent growth rate, is there going to be differential growth between those pieces.

Euan Baird, Chairman & CEO: Well, the DeXa is very much an integrated offering, and that's the real advantage we have. And with that sort of growth rate and the sort of technology we have, I can assure you that the margins are not a problem.

And to give you one illustration of the fact that - a couple of our customers in this DeXaNet are, in fact, our main competitors. So, if they had anywhere else they could go, they would certainly do that. So this is a very competitive product, and therefore we are determined to get good returns. It is a service business, it's a technical, global service business, and that is exactly the sort of businesses we look for.

With that growth rate, I don't think you have to worry about getting good returns on this business.

GEOFF KIEBURTZ, SALOMON SMITH BARNEY: Again, just a little bit more detail on the presentation here. I guess some of it's definitional. Network solutions is DeXa - are those - when we look at the Network Solutions business, is that the entirety of the DeXa product offering that you're going through today, and is all of DeXa in Network Solutions - kind of first part of the question.

And the billion dollars of revenue - I understand that it's being accounted for, half in oilfield and half in SchlumbergerSema, but is that reflective of the source of the revenue? That is, is half the billion dollars of

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revenue coming from the oilfield, and can you tell us how much you were generating there prior to the Sema acquisition, that is, how much got added because of the Sema capabilities?

Xavier Flinois, President, NIS: So the first part was, what is the difference between DeXa and the name of the organization? So, basically, the way it's structured is that the DeXa Suites is the envelope for everything we do in this acquisition - DeXa covers everything. But, instead of presenting to the customer another organization, we're just presenting what we do, so that we can very well integrate the DeXa Suites with the rest of the stock I show in the bidding, so that's the way marketing is actually done. And as we go, we changing the organization, so the name is changing, but the suite of service is not changing, which is what is important.

Now, in terms of space between the various types of customers, the Network Solution parts were essentially oil and gas focused. And the other parts of the business coming from SchlumbergerSema, had some parts oil and gas, which were essentially focused on the other verticals. Now, the services are extremely similar and very synergetic.

Euan Baird, Chairman & CEO: I would also point out that - as Xavier had said - this is the lower of what you do for the customer that was - it's an enabler in order to build on the rest of it, which is really - as we go up there, the systems integration skill sets of Sema really become very important. But it gives us a wonderful entry, because we have unique capabilities of worldwide networks, which actually, nobody else has. So, it gets us in there, gets us dealing with the data, storing the data for customers, and so forth, and then, of course, the next step is to go in to the systems integration of that data. So, this is really just the beginning of a very large IT business.

Jean-Marc Perraud, CFO: You probably can just specify on your - for the first six months, SNS, which is a part coming from Oilfield Services, is part accounted in Oilfield Services segment, and the rest is accounted in Schlumberger segment. Going forward, we will account by the source of clients, as you say. OFS will account for all the oil and gas revenue, and SchlumbergerSema will account for the rest.

ROBIN SHOEMACHER, BEAR STEARNS & COMPANY: I wondered if you could just comment on DeXa Suites' penetration, a little bit by geography, or SchlumbergerSema generally - I think that a year ago when you acquired Sema, you recognized that it was quite weak in North America, strong in Europe, but that there was a major opportunity in North America, and a year later, how has that evolved?

Xavier Flinois, President, NIS: So, a short answer to the question is business is basically distributed the same way. SchlumbergerSema is on one hand, and Oilfield Services is on the other hand. In particular, in Oilfield Services we actually have exactly the same presence in Oilfield Servies, and our distribution of business is quite similar.

YVES SIEGEL, WACHOVIA SECURITIES: What's the major barrier to growth among the oil and gas companies, in terms of penetration, or further penetration?

Euan Baird, Chairman &CEO: Well, I mean I - frankly, I think the major barrier is developing enough people to keep up with the growth. The demand is there, and we have - DeXa products are unique, we have unique coverage and it really is - you know -Xavier's organization in the oilfield has doubled, what the last three years? Each year. So, it's really getting enough people on board. Now, as the activity is, as I mentioned, technical service worldwide. That's the sort of people that we develop anyway. So, I think we're in pretty good shape to do that quickly, but to me, that is the main limiter to the growth.

YVES SIEGAL, WACHOVIA SECURITIES: How many people do you have right now and what is the thought process in terms of development?

Xavier Flinois, President, NIS: So today taking the complete perimeters of NIS it is between 7 and 8 thousand people.

WES MATT, DRESDNER KLEINWORT WASSERSTEIN:
I'm going to ask a question about the next six months or so at Sema. Understanding that you've already set up a backdrop of cost cutting at Sema. You've indicated that there will be south of France effect in the third quarter seasonality. You've also stated in the release and in the supplementary disclosure that you believe that the systems integration and IT consulting business is probably not going to go up until second half of `03. But quite frankly, as the sell side I want to get your thoughts as to whether there's going to be any material improvement in Sema's earnings other than cost savings for the next couple of quarters.

Euan Baird, Chairman & CEO: I think, if you just confine it to the next couple of quarters, I think there will be some improvement. But I don't think it's going to be particularly robust. But there will be some improvement.

WES MAAT, DRESDNER KLEINWORT WASSERSTEIN: INAUDIBLE

Euan Baird, Chairman & CEO: No. I think - I mean - let's be clear here, whether it's the stock market or what people feel is going to happen to the world economies, whether we are going to bomb Saddam Hussein, I think the next six months is probably as uncertain a period as I can think of. So I think for me to come with any figures, is first of all, not particularly responsible. You will see some improvement in SchlumbergerSema results over the next six months, but it's not going be anything approaching what I consider satisfactory.

MARIA DREW, DELAWARE INVESTMENTS:
What are the best selling products in the DeXa offering and what is your success rate in selling the whole package?

Xavier Flinois, President, NIS: So, to day there is of course one element, which is quite visible, which is everything we are doing with the badge. Of course it has been accelerated since the September 11th events, and has also been accelerated by the snowball effect in the Oilfield Services side because key customers have adopted the solution.

The network piece is extremely active on the frontier locations. This is linked to the fact that our customers are trying to have global solutions for network use to source on the frontier and networking with local suppliers. They are actually evolving with the usage of IT towards, you know, concentrating the data just in one place. They want to have one point of contact to provide all the frontier locations.

You also see businesses are very big and they are like platforms we have because they establish long relationships with the customers. They typically come in fewer numbers - because you typically do them once. But they are actually quite good because you have the follow-on business plan. But the most flashy ones are today the frontier location for connectivity and the (INAUDIBLE).

MARIA DREW, DELAWARE INVESTMENTS: (INAUDIBLE)

Xavier Flinois, President, NIS: Well, it doesn't really come this way. I give the example of Petronas. It's not like we sell everything to Petronas today. So what - again, remember the slide I showed in the beginning.

In a case like Petronas we have a business understanding of where they want to go. And so, we're going - we're going with them, you know, top down. And as soon as they want to deploy the strategy, then we're there with the pieces of the solution.

Euan Baird, Chairman & CEO: I think in the oil and gas field, you shouldn't underestimate the fact that all our customers are very used to Schlumberger looking after their data. And really, what we're offering today is just the best possible way of doing that with the present - today's technology.

So they're very comfortable with the idea of us doing it. And we come with a package - the DeXa package, which is, you know, competitive in today's market -- we can get it all.

TINA VITAL, STANDARD & POOR'S EQUITY GROUP: I was wondering how much of Sema's future growth is to come from the development and expansion of your present technologies? And how much is to come from the development of new markets and technologies?

And can you quantify that a bit and give us some idea of what we might expect going forward that we've not seen before in the marketplace, especially in regard to oil and gas?

Xavier Flinois, President, NIS: I don't know if your remember in the picture for the DeXa Badge, I mentioned the amount of growth for focusing on of the oil and gas customers and the Essential 200.

So today, there is a major focus that SchlumbergerSema are taking the customers they have and roll out the offering that exists because very often, we have one offer, one customer. And there is actually an immediate upside to actually provide the other offerings. One of the offerings that has upside is the DeXa Suite of Services.

Now, in the other part of SchlumbergerSema, the same thing is actually being done with a system integration capabilities, and new capabilities being developed today.

But, of course, the DeXa suite actually is there and it's one thing that is today presented to every single of the top 200 customers of SchlumbergerSema in a very systematic way.

JOHN DOWD, SANFORD BERNSTEIN & COMPANY: I wanted to just get a clarification on something you said earlier. You mentioned that having fully digested Sema, you have a much better idea of what you have in Sema and also a much better idea of what you need.

And I was wondering what you were referring to when you mentioned what you need to do. Does that refer to an acquisition or time? How material is what you need?

Euan Baird, Chairman & CEO: No. I didn't mean an acquisition. What I meant was what - we bought in Sema what is really vital to our future and what perhaps is not. And that is the process that the plan that we will make at the end of the year is going to go through. And there are absolutely no additional acquisitions on the table right now.

GEOFF KEIBURTZ, SALOMON SMITH BARNEY: Just going back to one of the slides in the presentation, a clarification. The box in the upper right-hand corner talks about an IT market of nearly a trillion dollars and a DeXa suite market of $150 billion. I'm trying to reconcile that with the estimated IT budget, which I think comes to $30 billion. Could you elaborate on that?

Xavier Flinois, President, NIS: So if you take the figures at the bottom of the slide, are the estimated IT budget for those 30 customers. So that's - I put the figures here to show you the - you know, even the available business that we can have with the customer we have today. And that's actually quite big already.

WES MAAT, DRESDNER KLEINWORT WASSWESTEIN: If you like what you're seeing at Sema and you think that you have a pretty good oil service franchise, I think the follow through would be for an excellent investment to go and buy back your stock. The market has taken it down pretty appreciably over the last six to eight weeks.

I wanted to get your thoughts. In the past, you've been active in going to the market and buying stock at times when there was a great value. Any thoughts about stock buy backs?

Euan Baird, Chairman & CEO: The short answer is no, simply because one of the commitments that we made to the market and to the rating agencies when we went to the bond market was to restore our balance sheet figures to prior Sema. And that includes quite a lot of sale of businesses and so forth.

We still believe that we will make that goal. And that goal is not consistent with using cash to buy back shares.

OLE SLORER, MORGAN STANLEY: Just wondering if you can give us an update of the goodwill associated with Sema and whether you feel there is any likelihood of any write downs, impairment, given the now more cautious outlook. And also maybe comment on the pending IPO and how the pricing there stacks up relative to the book value.

Euan Baird, Chairman & CEO: Well, the - as far as the impairment's concerned, we, like every other company, review impairment every year. And clearly, one of the outcomes of the plan for 2003, which I talked about will be a consideration of all sorts of things, including impairment. So we will see at the time what we have to do.

So we are, as you know, are all ready to go with the IPO. Unfortunately, the market is not ready to go. And there are virtually no IPOs that have been done in this market.

So we were going to actually do the road shows this week and this, we have decided to cancel. And we hopefully will do that in September. But, as I said this is a very uncertain world.

So we are ready to go. We feel very good about it. It's a very - it's going to be a very nice vehicle. It is - probably the only equipment - semiconductor equipment company that is making good money in this environment. However, the environment, in general, is so bad that it's just not possible to get anybody interested in an IPO.

OLE SLORER: Sorry. Just a follow-up question if I could. You mentioned that the
- you said not to rule out any impairment tests of Sema. Could you, kind of, comment on the likelihood of that happening?

Euan Baird, Chairman & CEO: I wouldn't ask people to make me a plan for 2003 if I knew what the result was.

VINCE MADDI, SOLSTICE EQUITY:. The question is really what kind of capital does the SchlumbergerSema business require on an ongoing basis, both in terms of capex because it sounds like you do some outsourcing of - probably on some equipment, as well as working capital and particularly given what your growth outlook is for the business?

Jean Marc Perraud, CFO: Well, actually, it's not very capital intensive. I mean it's mostly a service business. So if you look at investments, it basically on balance with depreciation.

It's roughly around five percent of revenue already. In terms of working capital, it's also, if you manage your contract well, get advance from client and so forth, you can reduce your working capital significantly actually. So it's not very capital intensive going forward.

Christian Lange, Director of IR: I think that, in the interest of time, we've probably got time for one more question.

ELLIOTT SAVEL (ph), MATRIX ASSET ADVISORS: It sounds like you're doing a great job of leveraging existing relationships with your Oilfield Services clients. I'm just curious. What markets are you actively trying to penetrate and what markets do you think provide the greatest growth opportunities for DeXa services in the near future?

Xavier Flinois, President, NIS: Except for oil and gas where we have a complete view of all the customers. In the other markets, the space is absolutely huge. So we are focusing, as you know, on some class of clients in core segments.

But really, the biggest opportunity today is with the customers we have by just rolling out what we can do for them and keeping close to them. So it's really today, the biggest immediate opportunity is with the existing customers we have.

Christian Lange, Director of IR: Thank you. That really now concludes the formal part of this morning's session. But I'd like to thank everyone for joining us and have a pleasant day.

This Webcast will actually be available for replay and remain on our investor Web site at slb.com until Tuesday, August the 6th. So thank you very much.

ENDS